UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

Strike Axe, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-53304	26-2329797
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

267 West 1400 South, Suite 101

Saint George, Utah 84790

(Address of Principal Executive Offices)

(435) 680 2971

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On May 10, 2012, the board of directors of Strike Axe, Inc. (the “Company”) dismissed Michael J. Larsen (“Larsen”), as the Company’s independent registered public accounting firm.

During Larsen’s engagement, Larsen did not perform an audit of the Company’s consolidated financial statements or issue any related report. Since the date of appointment until May 10, 2012, the Company’s management has not had any disagreements with Larsen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

We have provided a copy of the above disclosures to Larsen and requested Larsen to provide us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Larsen agrees with the above disclosures. A copy of Larsen’s letter, dated May 16, 2012, confirming its agreement with the disclosures in this Item 4.01 is attached as Exhibit 16.1 to this Form 8-K.

(b) New Independent Registered Public Accounting Firm

On May 10, 2012, the Company engaged Mark Bailey & Company Ltd. (“Bailey”), as its new independent registered public accounting firm.

Prior to the engagement of Bailey, the Company has not consulted Bailey regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(o)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Michael J. Larsen, CPA form of Dismissal Letter dated May 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strike Axe, Inc.
Date: May 16, 2012	By:	/s/ Shaun M. Sullivan
Name: Shaun M. Sullivan
Title: Chief Executive Officer

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